Exhibit 99.2

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
Robert.Lafleur@hgv.com	Erin.Pagan@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations reports third-quarter 2018 results, Net Owner Growth accelerates to 7.4 percent

ORLANDO, Fla. (Oct. 31, 2018) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its third-quarter results. Highlights include:

•	Diluted EPS was $0.42 and net income was $41 million for the third quarter.
•	Adjusted EBITDA was $80 million for the third quarter.
•	Total revenues were $427 million for the third quarter.
•	Contract sales for the third quarter increased 11.7 percent from the same period in 2017.
•	Net Owner Growth (NOG) for the 12 months ending Sept. 30, 2018, was 7.4 percent.
•	Acquired a site in the Waikiki area of Honolulu, Hawaii, to develop 191-unit timeshare resort, which is the Company’s sixth resort in the Oahu market.
•	Acquired timeshare inventory at the Crane Resort in Barbados, the Company’s first resort offering in the Caribbean.
•	Completed $350 million timeshare securitization transaction at overall weighted average interest rate of 3.6 percent.
•	Completed construction of Phase I of Ocean Tower in early October 2018.
•	The Company will host an investor day in New York City on Dec. 4, 2018.
•

Under ASC 606, deferrals related to Ocean Tower decreased third-quarter reported revenues and operating expenses compared to the previous accounting guidance. Under the previous accounting guidance, third quarter revenue, net income and adjusted EBITDA increased 13.4 percent, 44.2 percent and 13.8 percent respectively from the same period in 2017.

Overview

For the three months ended Sept. 30, 2018, diluted EPS was $0.42 compared to $0.43 for the three months ended Sept. 30, 2017. Net income was $41 million for the three months ended Sept. 30, 2018, compared to $43 million for the three months ended Sept. 30, 2017, and adjusted EBITDA was $80 million for the three months ended Sept. 30, 2018, compared to $94 million for the three months ended Sept. 30, 2017.

Total revenues for the three months ended Sept. 30, 2018, were $427 million, compared to $426 million for the three months ended Sept. 30, 2017.

Adoption of ASC 606 decreased revenue for the three months ended Sept. 30, 2018, by $56 million compared to the previous accounting guidance. The comparable decrease was $21 million to net income, $0.21 per diluted share to EPS and $27 million to adjusted EBITDA.

“We continue to lead the industry with year-to-date contract sales growth of 12.2 percent. By focusing on our customers and investing in their experiences, we delivered 7.4 percent net owner growth. The outstanding execution of our team members drove revenue growth across the business and adjusted EBITDA, excluding deferrals, increased 14 percent,” says Mark Wang, president and CEO, Hilton Grand Vacations. “Our club members were excited to hear about our first project in the Caribbean and our sixth project in Waikiki, and we are more enthusiastic than ever about the growth opportunities ahead. We’re looking forward to investor day in December when we will share more on the strength and sustainability of HGV’s business model and our ability to create long-term value for our shareholders.”

Segment Highlights – Third Quarter

Real Estate Sales and Financing

Real Estate Sales and Financing segment revenue was $291 million in the third quarter of 2018, a decrease of 6.1 percent, compared to the same period in 2017. Real Estate Sales and Financing segment adjusted EBITDA was $67 million in the third quarter of 2018, compared to $81 million in the same period in 2017. Real Estate Sales and Financing segment adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues was 23.0 percent in the third quarter of 2018, compared to 26.1 percent for the same period in 2017.

Under the guidelines of ASC 606, sales of Vacation Ownership Intervals (VOIs) and all related direct expenses for projects under construction are deferred until construction is fully complete. During the third quarter 2018, HGV continued to defer recognition of revenues and direct expenses related to sales at its Ocean Tower property in Waikoloa, Hawaii. The Company completed construction of the current phase of this project in early October 2018 and will recognize all related deferrals in the fourth quarter of 2018.

Under ASC 606, HGV’s third quarter 2018 real estate margin reflects the net deferral of $58 million in sales of VOI revenue, $18 million of cost of VOI sales and $8 million of sales and marketing expense, net compared to the previous accounting guidance.

Contract sales were $364 million in the third quarter of 2018, an increase of 11.7 percent compared to the same period in 2017. Fee-for-service contract sales represented 58.0 percent of total contract sales in the third quarter of 2018, compared to 51.8 percent in the same period in 2017. Tours increased 8.6 percent to 94,816 in the third quarter of 2018, compared to the same period in 2017. Volume Per Guest (VPG) for the third quarter of 2018 was $3,648, an increase of 2.6 percent compared to the same period in 2017.

Financing revenues were $40 million in the third quarter of 2018, an increase of 5.3 percent compared to the same period in 2017.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 748 for the nine months ended Sept. 30, 2018, compared to 738 for the nine months ended Sept. 30, 2017. For the nine months ended Sept. 30, 2018, 68.7 percent of HGV’s sales were to customers who financed part of their purchase.

As of Sept. 30, 2018, gross timeshare financing receivables were $1.3 billion with a weighted average interest rate of 12.2 percent and a weighted average remaining term of 7.8 years. As of Sept. 30, 2018, 93.2 percent of HGV’s financing receivables were current, compared to 93.6 percent last quarter.

Resort Operations and Club Management

Resort Operations and Club Management segment revenue was $108 million in the third quarter of 2018, an increase of 20.0 percent compared to the same period in 2017. Resort Operations and Club Management segment adjusted EBITDA was $62 million in the third quarter of 2018, compared to $50 million in the same period in 2017. Resort Operations and Club Management segment adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenues was 57.4 percent in the third quarter of 2018, compared to 55.6 percent for the same period in 2017.

Inventory

The estimated contract sales value of HGV’s inventory pipeline is approximately $8.8 billion at current pricing, or approximately 6.3 years of sales at the current trailing 12-month sales pace. The estimated contract sales value of HGV’s pipeline of inventory currently in active sales is approximately $2.1 billion or 1.5 years of sales. The balance of inventory in HGV’s pipeline will transition to active sales in future years upon registration, delivery or construction.

The estimated contract sales value of HGV’s owned inventory pipeline is approximately $6.2 billion or approximately 4.5 years of sales. Approximately 16 percent of HGV’s owned inventory pipeline is in active sales.

The estimated contract sales value of HGV’s pipeline of available fee-for-service inventory is approximately $2.6 billion, or approximately 1.9 years of sales. Approximately 42 percent of HGV’s fee-for-service inventory pipeline is in active sales.

The Company considers approximately two-thirds of its current inventory pipeline to be capital efficient, consisting of either just-in-time (37 percent) or fee-for-service (30 percent) inventory.

Balance Sheet and Liquidity

As of Sept. 30, 2018, HGV had $530 million of corporate debt outstanding with a weighted average interest rate of 5.4 percent and $806 million of non-recourse debt outstanding with a weighted average interest rate of 3.1 percent.

During the quarter, the Company completed a $350 million securitization transaction of vacation ownership notes through Hilton Grand Vacations Trust 2018-A.  The transaction included three classes of notes, including HGV’s first AAA-rated tranche, which priced at interpolated swaps +58 bps, the tightest senior class issuance spread for the Hilton Grand Vacations’ Trust platform to date.  The overall weighted average interest rate for the transaction was 3.6 percent.  Proceeds from the offering were used to reduce outstanding balances under the timeshare facility and for general corporate purposes, including inventory investment.

Total cash and cash equivalents was $212 million as of Sept. 30, 2018, including $67 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was ($246) million for the nine months ending Sept. 30, 2018, compared to $262 million for the nine months ending Sept. 30, 2017. Adjusted free cash flow, which the Company defines as free cash flow less non-recourse debt activity, net was ($19) million for the nine months ending Sept. 30, 2018, compared to $184 million for the nine months ending Sept. 30, 2017.

Outlook

Full-Year 2018

•	2018 guidance reflects the modified retrospective adoption of ASC 606 and may not be comparable to prior year presentations.
•	Net income is projected to be between $288 million and $298 million.
•	EPS is projected to be between $2.94 and $3.04.
•

Adjusted EBITDA is projected to be between $494 million and $504 million, which includes $67 million of net deferral impact related to a project under construction in 2017, due to the adoption of ASC 606.

•	Full-year contract sales are expected to increase between 10.5 and 11.5 percent.
•	Fee-for-service contract sales are expected to be between 50 and 55 percent of full-year contract sales.
•	Free cash flow is projected to be between ($200) million and ($240) million.
•	Adjusted free cash flow is projected to be between ($20) million and ($80) million.(1)
•	Inventory spending, which is included in cash flow from operating activities, is projected to be between $490 million and $510 million.
(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net.

Transactions

During the third quarter, HGV acquired a 1.05 acre development site in the Waikiki area of Honolulu, Hawaii. The Company will develop a 32-story tower that will include 191 units, including studios, one-, two- and three bedroom units in addition to full resort facilities including a fitness center, pool, business center and owners’ lounge. The project is the Company’s sixth resort on Oahu and is expected to commence construction in the second quarter of 2019, commence sales in mid-2020 and open in early 2022.

Also during the third quarter, HGV acquired inventory at The Crane Resort in Saint Philip, Barbados, the Company’s first resort offering in the Caribbean. A 40-acre beachfront resort, The Crane was founded in 1887 and is the oldest continually operating resort in the Caribbean. Guests will enjoy a 1.5 acre cascading cliff-top pool complex, day spa, retail, fitness center, kids’ club, gardens, rooftop terraces and seven food and beverage options. HGV is acquiring existing timeshare intervals in tranches over a three-year period for a total expected investment of approximately $54 million. Sales are anticipated to start by the end of 2018 and occupancy will commence in early 2019.

Conference Call

Hilton Grand Vacations will host a conference call on Nov. 1, 2018, at 11 a.m. (EDT) to discuss third-quarter results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-888-312-3049 in the U.S. or +1-323-794-2112 internationally. Please use conference ID# 5339458. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time.  In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-323-794-2112 dial-in number may bypass the source of the audio difficulties.

A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or +1-719-457-0820 internationally and use conference ID# 5339458.

Investor Day

Hilton Grand Vacations will host an investor day on Dec. 4, 2018, in New York City at the Hilton New York Midtown. Topics to be discussed by senior management will include the imbedded value created by HGV’s Net Owner Growth (NOG) strategy; HGV’s differentiated and sustainable demand creation model; the resilience and durability of HGV’s operating model; capital allocation priorities and their impact on growth and returns; and an updated long-term financial outlook. A live webcast including audio and presentation slides will be available on the “Events and Presentations” section of HGV’s investor relations website at http://investors.hgv.com/events-and-presentations. Presentations materials, a replay of the webcast and a transcript of the event will be available on the site following the event.

New Accounting Standards and Adjusted Results

HGV adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”), on Jan. 1, 2018, under the modified retrospective method of adoption. The following are some of the significant changes to the Company’s consolidated financial statements:

•

Revenue and direct expense related to sales of VOIs under construction will be recognized when construction is completed, as opposed to recognizing revenue and related expenses under a percentage of completion method;

•	Revenue on prepaid discounted vacation packages will be recognized proportionately as packages are redeemed, as opposed to when the likelihood of redemption is considered remote; and
•	Revenue and expense related to certain sales incentives where HGV acts as the agent will be recognized on a net basis, as opposed to recognized on a gross basis.

The following tables show the estimated impacts that the ASC 606 adjustments would have had to HGV’s quarterly and annual 2017 operating results, EBITDA and adjusted EBITDA, if HGV had adopted ASC 606 utilizing the full retrospective method of adoption.

	2017 Results Prior to ASC 606
($ in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$399	$439	$426	$447	$1,711
Total operating expenses	316	348	350	360	1,374
Net income	50	51	43	183	327
Earnings per share:
Basic	$0.51	$0.51	$0.43	$1.85	$3.30
Diluted	$0.51	$0.51	$0.43	$1.83	$3.28

Net income	$50	$51	$43	$183	$327
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	33	28	(103)	(16)
Depreciation and amortization	7	7	7	8	29
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated entities	—	—	2	1	3
EBITDA	90	98	87	95	370
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	3	10
Adjusted EBITDA	$94	$106	$94	$101	$395

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

	2017 Results Adjusted for ASC 606 Adoption
(in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total revenues	$387	$414	$411	$424	$1,636
Total operating expenses	307	340	342	344	1,333
Net income	47	41	39	166	293
Earnings per share:
Basic	$0.48	$0.41	$0.39	$1.67	$2.95
Diluted	$0.48	$0.41	$0.39	$1.66	$2.94

Net income	$47	$41	$39	$166	$293
Interest expense	7	7	7	6	27
Income tax expense (benefit)	26	26	25	(92)	(15)
Depreciation and amortization	7	7	7	6	27
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated entities	—	—	2	1	3
EBITDA	87	81	80	87	335
Other (gain) loss, net	—	—	(1)	1	—
Share-based compensation expense	3	5	5	2	15
Other adjustment items (1)	1	3	3	5	12
Adjusted EBITDA	$91	$89	$87	$95	$362

(1)	For the year ended Dec. 31, 2017, amount includes $8 million of costs associated with the spin-off transaction.

The following table includes revenue and expenses expected to be recognized in the future related to sales of VOIs under construction as of Sept. 30, 2018:

		Expected Recognition Period
($ in millions)	Remaining Performance Obligation	Q4 2018
Deferred revenues
Sales of VOI's under construction	$154	$154
Deferred expenses
Cost of VOI sales	51	51
Sales, marketing, general and administrative expenses	21	21

During periods of construction, we defer revenues and certain related direct expenses from the sales of VOIs until construction is completed. The following tables provide supplemental information of sales of VOIs for project(s) under construction for the nine months ended Sept. 30, 2018, and for the year ended Dec. 31, 2017, under the guidance of ASC 605, Revenue Recognition (“ASC 605”) and ASC 978-605, Real Estate – Time-Sharing Activities, Revenue Recognition, which is also referred to herein as the “previous accounting guidance.”

	2018
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (1)	$59	$(87)	$58	$—	$30
Cost of VOI sales (1)	18	(20)	18	—	16
Sales, marketing, general and administrative expense (1)	8	(11)	8	—	5

Number of projects in sales and under construction	2	1	1	—	N/A

(1)	Amounts represent increases (decreases) from current accounting guidance to previous accounting guidance.

In all quarters presented for 2017, we deferred revenue and related direct expenses from sales of VOIs for one project under construction.

	2017
($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (1)	$9	$13	$11	$17	$50
Cost of VOI sales (1)	5	3	3	5	16
Sales, marketing, general and administrative expense (1)	1	2	2	2	7

(1)	Amounts represent increases from current accounting guidance to previous accounting guidance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our management’s beliefs, expectations and assumptions and information currently available to our management, and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: inherent business, financial and operating risks of the timeshare industry; adverse economic or market conditions that may affect the purchasing and vacationing decisions of consumers or otherwise harm our business; intense competition in the timeshare industry, which could lead to lower revenue or operating margins; the termination of material fee-for-service agreements with third parties; the ability of the Company to manage risks associated with our international activities, including complying with laws and regulations affecting our international operations; exposure to increased economic and operational uncertainties from expanding global operations, including the effects of foreign currency exchange; potential liability under anti-corruption and other laws resulting from our global operations; changes in tax rates and exposure to additional tax liabilities; the impact of future changes in legislation, regulations or accounting pronouncements; acquisitions, joint ventures, and strategic alliances that that may not result in expected benefits and that may have an adverse effect on our business; our dependence on development activities to secure inventory; cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position; disclosure of personal data that could cause liability and harm to our reputation; abuse of our advertising or social platforms that may harm our reputation or user engagement; outages, data losses, and disruptions of our online services; claims against us that may result in adverse outcomes in legal disputes; risks associated with our debt agreements and instruments, including variable interest rates, operating and financial restrictions, and our ability to service our indebtedness; the continued service and availability of key executives and employees; and catastrophic events or geopolitical conditions that may disrupt our business. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

You should not put undue reliance on any forward-looking statements in this press release. The risk factors discussed in our filings with the Securities and Exchange Commission, including “Part I—Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended Dec. 31, 2017, “Part II-Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and those described from time to time in our future reports could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We undertake no obligation to publicly update or review any forward-looking statement or information to conform to actual results, whether as a result of new information, future developments, changes in the Company’s expectations, or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 300,000 club members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

TABLE OF CONTENTS

CONDENSED CONSOLIDATED BALANCE SHEETS	T-6
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)	T-7
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)	T-8
FREE CASH FLOWS RECONCILIATION	T-9
SEGMENT REVENUE RECONCILIATION	T-10
SEGMENT EBITDA TO NET INCOME	T-11
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-12
FINANCING MARGIN DETAIL SCHEDULE	T-13
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-14
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-15
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-16
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-17
EFFECTS OF NEW ACCOUNTING STANDARD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) – THREE MONTHS ENDED SEPTEMBER 30, 2018	T-18
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) – NINE MONTHS ENDED SEPTEMBER 30, 2018	T-19
SEGMENT EBITDA TO NET INCOME – THREE MONTHS ENDED SEPTEMBER 30, 2018	T-20
SEGMENT EBITDA TO NET INCOME – NINE MONTHS ENDED SEPTEMBER 30, 2018	T-21
REAL ESTATE MARGIN – THREE MONTHS ENDED SEPTEMBER 30, 2018	T-22
REAL ESTATE MARGIN – NINE MONTHS ENDED SEPTEMBER 30, 2018	T-23
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-24
SUPPLEMENTAL INFORMATION – REAL ESTATE MARGIN	T-25

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and cash equivalents	$145	$246
Restricted cash	67	51
Accounts receivable, net	151	112
Timeshare financing receivables, net	1,103	1,071
Inventory	582	509
Property and equipment, net	538	238
Investment in unconsolidated affiliate	33	41
Intangible assets, net	73	72
Other assets	121	44
TOTAL ASSETS	$2,813	$2,384
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$337	$339
Advanced deposits	100	104
Debt, net	530	482
Non-recourse debt, net	806	583
Deferred revenues	263	109
Deferred income tax liabilities	215	249
Total liabilities	2,251	1,866
Commitments and Contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 96,906,759 issued and outstanding as of September 30, 2018 and 99,136,304 issued and outstanding as of December 31, 2017	1	1
Additional paid-in capital	174	162
Accumulated retained earnings	387	355
Total equity	562	518
TOTAL LIABILITIES AND EQUITY	$2,813	$2,384

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Sales of VOIs, net	$99	$145	$427	$406
Sales, marketing, brand and other fees	152	127	423	401
Financing	40	38	117	109
Resort and club management	40	37	116	108
Rental and ancillary services	60	45	164	138
Cost reimbursements	36	34	110	102
Total revenues	427	426	1,357	1,264
Expenses
Cost of VOI sales	29	40	109	107
Sales and marketing	174	171	528	492
Financing	12	11	35	32
Resort and club management	11	12	33	32
Rental and ancillary services	37	30	95	88
General and administrative	31	23	84	75
Depreciation and amortization	9	7	25	21
License fee expense	25	22	73	65
Cost reimbursements	36	34	110	102
Total operating expenses	364	350	1,092	1,014
Gain on foreign currency transactions	—	1	—	1
Interest expense	(7)	(7)	(22)	(21)
Equity in earnings from unconsolidated affiliates	1	1	—	1
Other loss	(1)	—	(1)	—
Income before income taxes	56	71	242	231
Income tax expense	(15)	(28)	(64)	(87)
Net income	$41	$43	$178	$144
Earnings per share:
Basic	$0.42	$0.43	$1.82	$1.45
Diluted	$0.42	$0.43	$1.81	$1.44

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating Activities
Net income	$41	$43	$178	$144
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9	7	25	21
Amortization of deferred financing costs and other	1	1	4	4
Provision for loan losses	20	18	50	45
Gain on foreign currency transactions	—	(1)	—	(1)
Other loss	1	—	1	—
Share-based compensation	5	5	13	13
Deferred tax benefits	(15)	(6)	(21)	(5)
Equity in earnings from unconsolidated affiliates	(1)	(1)	—	(1)
Distributions received from unconsolidated affiliates	—	—	2	—
Net changes in assets and liabilities:
Accounts receivable, net	(13)	19	(39)	19
Timeshare financing receivables, net	(35)	(40)	(83)	(75)
Inventory	(26)	16	(15)	38
Purchase of real estate for future conversion to inventory	(123)	—	(299)	—
Other assets	(3)	8	(61)	(11)
Accounts payable, accrued expenses and other	27	60	(15)	96
Advanced deposits	5	2	13	(1)
Deferred revenues	38	(9)	42	13
Other	(2)	—	—	—
Net cash (used in) provided by operating activities	(71)	122	(205)	299
Investing Activities
Capital expenditures for property and equipment	(9)	(10)	(29)	(25)
Software capitalization costs	(3)	(6)	(12)	(12)
Return of investment from unconsolidated affiliates	—	—	11	—
Investment in unconsolidated affiliates	—	(40)	(5)	(40)
Net cash used in investing activities	(12)	(56)	(35)	(77)
Financing Activities
Issuance of debt	55	—	215	—
Issuance of non-recourse debt	563	—	663	350
Repurchase and retirement of common stock	—	—	(112)	—
Repayment of debt	(163)	(2)	(168)	(7)
Repayment of non-recourse debt	(356)	(33)	(436)	(428)
Debt issuance costs	(4)	—	(6)	(5)
Proceeds from stock options exercises	—	—	—	1
Payment of withholding taxes on vesting of restricted stock units	(3)	—	(4)	—
Capital contribution	—	—	3	—
Net cash provided by (used in) financing activities	92	(35)	155	(89)
Net increase (decrease) in cash, cash equivalents and restricted cash	9	31	(85)	133
Cash, cash equivalents and restricted cash, beginning of period	203	253	297	151
Cash, cash equivalents and restricted cash, end of period	$212	$284	$212	$284

Supplemental disclosure of non-cash operating activities:
Cumulative effect of adoption of new accounting standards	$—	$—	$38	$—

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash Flow (used in) provided by operations	$(71)	$122	$(205)	$299
Capital expenditures for property and equipment	(9)	(10)	(29)	(25)
Software capitalization costs	(3)	(6)	(12)	(12)
Free Cash Flow	(83)	106	(246)	262
Non-recourse debt activity, net	207	(33)	227	(78)
Adjusted Free Cash Flow (1)	$124	$73	$(19)	$184

(1)	Adjusted free cash flow represents free cash flow less non-recourse debt activity, net

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Real estate sales and financing	$291	$310	$967	$916
Resort operations and club management	108	90	304	270
Segment revenues	399	400	1,271	1,186
Cost reimbursements	36	34	110	102
Intersegment eliminations	(8)	(8)	(24)	(24)
Total revenues	$427	$426	$1,357	$1,264

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income	$41	$43	$178	$144
Interest expense	7	7	22	21
Income tax expense	15	28	64	87
Depreciation and amortization	9	7	25	21
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	3	2
EBITDA	73	87	292	275
Other loss	1	—	1	—
Gain on foreign currency transactions	—	(1)	—	(1)
Share-based compensation expense	5	5	13	13
Other adjustment items (1)	1	3	11	7
Adjusted EBITDA	$80	$94	$317	$294

Adjusted EBITDA:
Real estate sales and financing (2)	$67	$81	$274	$263
Resort operations and club management (2)	62	50	179	153
Segment Adjusted EBITDA	129	131	453	416
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	3	3	3
License fee expense	(25)	(22)	(73)	(65)
General and administrative (3)	(26)	(18)	(66)	(60)
Adjusted EBITDA	$80	$94	$317	$294
Adjusted EBITDA margin %	18.7%	22.1%	23.4%	23.3%
EBITDA margin %	17.1%	20.4%	21.5%	21.8%

(1)

Includes costs associated with the spin-off transaction of $2 million for both three months ended Sept. 30, 2018 and 2017 and $9 million and $5 million for the nine months ended Sept. 30, 2018 and 2017, respectively.

(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Contract sales	$364	$326	$1,050	$936
Tour flow	94,816	87,346	266,785	246,865
VPG	$3,648	$3,555	$3,732	$3,590
Owned contract sales mix	42.0%	48.2%	45.3%	45.7%
Fee-for-service contract sales mix	58.0%	51.8%	54.7%	54.3%
Sales of VOIs, net	$99	$145	$427	$406
Adjustments:
Fee-for-service sales (1)	211	169	574	508
Loan loss provision	20	19	50	45
Reportability and other:
Deferrals of Sales of VOIs under construction	45	3	20	4
Fee-for-service sale upgrades, net	(21)	(13)	(40)	(39)
Other (2)	10	3	19	12
Contract sales	$364	$326	$1,050	$936
Sales of VOIs, net	$99	$145	$427	$406
Sales, marketing, brand and other fees	152	127	423	401
Less:
Marketing revenue and other fees	31	34	91	109
Sales revenue	220	238	759	698
Less:
Cost of VOI sales	29	40	109	107
Sales and marketing expense, net (3)	135	132	413	363
Real estate margin	$56	$66	$237	$228
Real estate margin percentage	25.5%	27.7%	31.2%	32.7%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(3)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.  In Dec. 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation. See Supplemental Information Real Estate Margin on page 24 for additional information.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest income	$35	$33	$103	$97
Other financing revenue	5	5	14	12
Financing revenue	40	38	117	109
Consumer financing interest expense	6	6	16	16
Other financing expense	6	5	19	16
Financing expense	12	11	35	32
Financing margin	$28	$27	$82	$77
Financing margin percentage	70.0%	71.1%	70.1%	70.6%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Members			304,392	283,519
Net Owner Growth (NOG) (1)			20,873	18,844
Net Owner Growth % (NOG%)			7.4%	7.1%
Club management revenue	$25	$22	$71	$63
Resort management revenue	15	15	45	45
Resort and club management revenues	40	37	116	108
Club management expense	6	7	19	18
Resort management expense	5	5	14	14
Resort and club management expenses	11	12	33	32
Resort and club management margin	$29	$25	$83	$76
Resort and club management margin percentage	72.5%	67.6%	71.6%	70.4%

(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Rental revenues	$53	$39	$144	$120
Ancillary services revenues	7	6	20	18
Rental and ancillary services revenues	60	45	164	138
Rental expenses	30	25	78	73
Ancillary services expense	7	5	17	15
Rental and ancillary services expenses	37	30	95	88
Rental and ancillary services margin	$23	$15	$69	$50
Rental and ancillary services margin percentage	38.3%	33.3%	42.1%	36.2%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Sales of VOIs, net	$99	$145	$427	$406
Sales, marketing, brand and other fees	152	127	423	401
Financing	40	38	117	109
Real estate sales and financing segment revenues	291	310	967	916
Cost of VOI sales	(29)	(40)	(109)	(107)
Sales and marketing	(174)	(171)	(528)	(492)
Financing	(12)	(11)	(35)	(32)
Marketing package sales	(8)	(7)	(24)	(23)
Model unit rental	—	(1)	—	(1)
Share-based compensation	—	1	2	2
Other adjustment items	(1)	—	1	—
Real estate sales and financing segment adjusted EBITDA	$67	$81	$274	$263
Real estate sales and financing segment adjusted EBITDA margin percentage	23.0%	26.1%	28.3%	28.7%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Resort and club management	$40	$37	$116	$108
Rental and ancillary services	60	45	164	138
Marketing package sales	8	7	24	23
Model unit rental	—	1	—	1
Resort and club management segment revenue	108	90	304	270
Resort and club management	(11)	(12)	(33)	(32)
Rental and ancillary services	(37)	(30)	(95)	(88)
Share-based compensation expense	1	2	2	3
Other adjustment items	1	—	1	—
Resort and club segment adjusted EBITDA	$62	$50	$179	$153
Resort and club management segment adjusted EBITDA margin percentage	57.4%	55.6%	58.9%	56.7%

Supplemental Information on the Adoption of ASC 606

The following tables provide supplemental information on our condensed consolidated statement of operations, Adjusted EBITDA and real estate margin for the three and nine months ended Sept. 30, 2018, compared to the previous accounting guidance.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED SEPTEMBER 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended September 30, 2018
($ in millions)	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended September 30, 2017
Revenues
Sales of VOIs, net	$99	$58	$157	$145
Sales, marketing, brand and other fees	152	(2)	150	127
Financing	40	—	40	38
Resort and club management	40	—	40	37
Rental and ancillary services	60	—	60	45
Cost reimbursements	36	—	36	34
Total revenues	427	56	483	426
Expenses
Cost of VOI sales	29	18	47	40
Sales and marketing	174	11	185	171
Financing	12	—	12	11
Resort and club management	11	—	11	12
Rental and ancillary services	37	—	37	30
General and administrative	31	—	31	23
Depreciation and amortization	9	—	9	7
License fee expense	25	—	25	22
Cost reimbursements	36	—	36	34
Total operating expenses	364	29	393	350
Gain on foreign currency transactions	—	—	—	1
Interest expense	(7)	—	(7)	(7)
Equity in earnings from unconsolidated affiliates	1	—	1	1
Other loss	(1)	—	(1)	—
Income before income taxes	56	27	83	71
Income tax expense	(15)	(6)	(21)	(28)
Net income	$41	$21	$62	$43
Earnings per share:
Basic	$0.42	$0.21	$0.63	$0.43
Diluted	$0.42	$0.21	$0.63	$0.43

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE NINE MONTHS ENDED SEPTEMBER 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Nine Months Ended September 30, 2018
($ in millions)	As Reported	Effects of ASC 606	Previous Accounting Guidance	Nine Months Ended September 30, 2017
Revenues
Sales of VOIs, net	$427	$30	$457	$406
Sales, marketing, brand and other fees	423	4	427	401
Financing	117	—	117	109
Resort and club management	116	—	116	108
Rental and ancillary services	164	—	164	138
Cost reimbursements	110	—	110	102
Total revenues	1,357	34	1,391	1,264
Expenses
Cost of VOI sales	109	16	125	107
Sales and marketing	528	14	542	492
Financing	35	—	35	32
Resort and club management	33	—	33	32
Rental and ancillary services	95	—	95	88
General and administrative	84	—	84	75
Depreciation and amortization	25	—	25	21
License fee expense	73	—	73	65
Cost reimbursements	110	—	110	102
Total operating expenses	1,092	30	1,122	1,014
Gain on foreign currency transactions	—	—	—	1
Interest expense	(22)	—	(22)	(21)
Other loss	(1)	—	(1)	1
Income before income taxes	242	4	246	231
Income tax expense	(64)	(1)	(65)	(87)
Net income	$178	$3	$181	$144
Earnings per share:
Basic	$1.82	$0.03	$1.85	$1.45
Diluted	$1.81	$0.03	$1.84	$1.44

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED SEPTEMBER 30, 2018

SEGMENT EBITDA TO NET INCOME

(in millions)

	Three Months Ended September 30, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Three Months Ended September 30, 2017
Net Income	$41	$21	$62	$43
Interest expense	7	—	7	7
Income tax expense	15	6	21	28
Depreciation and amortization	9	—	9	7
Interest expense, depreciation and amortization included in equity from unconsolidated affiliates	1	—	1	2
EBITDA	73	27	100	87
Other loss	1	—	1	—
Gain on foreign currency transactions	—	—	—	(1)
Share-based compensation expense	5	—	5	5
Other adjustment items (1)	1	—	1	3
Adjusted EBITDA	$80	$27	$107	$94

Adjusted EBITDA:
Real estate sales and financing (2)	$67	$27	$94	$81
Resort operations and club management (2)	62	—	62	50
Segment Adjusted EBITDA	129	27	156	131
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	—	2	3
License fee expense	(25)	—	(25)	(22)
General and administrative (3)	(26)	—	(26)	(18)
Adjusted EBITDA	$80	$27	$107	$94
Adjusted EBITDA margin %	18.7%	48.2%	22.2%	22.1%
EBITDA margin %	17.1%	48.2%	20.7%	20.4%

_____________________

(1)	For both three months ended Sept. 30, 2018 and 2017, amounts include $2 million of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE NINE MONTHS ENDED SEPTEMBER 30, 2018

SEGMENT EBITDA TO NET INCOME

(in millions)

	Nine Months Ended September 30, 2018
	As Reported	Effects of ASC 606	Previous Accounting Guidance	Nine Months Ended September 30, 2017
Net Income	$178	$3	$181	$144
Interest expense	22	—	22	21
Income tax expense	64	1	65	87
Depreciation and amortization	25	—	25	21
Interest expense, depreciation and amortization included in equity in losses from unconsolidated affiliates	3	—	3	2
EBITDA	292	4	296	275
Other loss	1	—	1	—
Gain on foreign currency transactions	—	—	—	(1)
Share-based compensation expense	13	—	13	13
Other adjustment items (1)	11	—	11	7
Adjusted EBITDA	$317	$4	$321	$294

Adjusted EBITDA:
Real estate sales and financing (2)	$274	$4	$278	$263
Resort operations and club management (2)	179	—	179	153
Segment Adjusted EBITDA	453	4	457	416
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	—	3	3
License fee expense	(73)	—	(73)	(65)
General and administrative (3)	(66)	—	(66)	(60)
Adjusted EBITDA	$317	$4	$321	$294
Adjusted EBITDA margin %	23.4%	11.8%	23.1%	23.3%
EBITDA margin %	21.5%	11.8%	21.3%	21.8%

_____________________

(1)	For the nine months ended Sept. 30, 2018 and 2017, amounts include $9 million and $5 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE THREE MONTHS ENDED SEPTEMBER 30, 2018

REAL ESTATE MARGIN

(in millions)

	Three Months Ended September 30, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Three Months Ended September 30, 2017
Sales of VOIs, net	$99	$58	$157	$145
Sales, marketing, brand and other fees	152	(2)	150	127
Less:
Marketing revenue and other fees	31	3	34	34
Sales revenue	220	53	273	238
Less:
Cost of VOI sales	29	18	47	40
Sales and marketing expense, net	135	8	143	132
Real estate margin	$56	$27	$83	$66
Real estate margin percentage	25.5%	50.9%	30.4%	27.7%

HILTON GRAND VACATIONS INC.

NEW ACCOUNTING STANDARD ADOPTION – EFFECT ON THE NINE MONTHS ENDED SEPTEMBER 30, 2018

REAL ESTATE MARGIN

(in millions)

	Nine Months Ended September 30, 2018
	As Reported	Effect of ASC 606	Previous Accounting Guidance	Nine Months Ended September 30, 2017
Sales of VOIs, net	$427	$30	$457	$406
Sales, marketing, brand and other fees	423	4	427	401
Less:
Marketing revenue and other fees	91	9	100	109
Sales revenue	759	25	784	698
Less:
Cost of VOI sales	109	16	125	107
Sales and marketing expense, net	413	5	418	363
Real estate margin	$237	$4	$241	$228
Real estate margin percentage	31.2%	16.0%	30.7%	32.7%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2018 Low Case	2018 High Case
Contract Sales	10.5%	11.5%
Fee-for-service as % of contract sales	50%	55%

Net Income	$288	$298
Income tax expense	106	108
Pre-tax income	394	406
Interest expense	31	29
Depreciation and amortization	34	32
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	5
EBITDA	464	472
Share-based compensation expense	17	17
Other adjustment items	13	15
Adjusted EBITDA under ASC 606	494	504
Net deferral impact	(67)	(67)
Adjusted EBITDA under previous accounting guidance	$427	$437

Adjusted EBITDA	$494	$504
General and administrative	89	87
License fee expense	97	99
Adjusted EBITDA from unconsolidated affiliate	(4)	(6)
Segment EBITDA	$676	$684

Diluted shares	98	98
Earnings per share - diluted	$2.94	$3.04

Cash flow from operating activities (1)	$(180)	$(150)
Non-inventory capex	(60)	(50)
Free Cash Flow	(240)	(200)
Net proceeds from securitization activity	160	180
Adjusted Free Cash Flow	$(80)	$(20)

(1)	Inventory spending, which is included in cash flow from operating activities, is projected to be between $490 million and $510 million.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of first-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share-based compensation, less non-inventory capital spending.

Adjusted free cash flow represents free cash flow less non-recourse debt activities, net.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

SUPPLEMENTAL INFORMATION

REAL ESTATE MARGIN

(in millions)

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs, net	$118	$143	$145	$142	$548
Sales, marketing, brand and other fees	130	144	127	143	544
Less:
Marketing revenue and other fees	32	43	34	36	145
Sales revenue	216	244	238	249	947
Less:
Cost of VOI sales	33	34	40	41	148
Sales and marketing expense, net (1)	112	120	132	128	492
Real estate margin	$71	$90	$66	$80	$307
Real estate margin percentage	32.9%	36.9%	27.7%	32.1%	32.4%

(1)

Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers. For the year ended Dec. 31, 2017, HGV revised its definition of Sales and marketing expense, net to include revenues associated with sales incentives, title service and document compliance revenue to better align with how the Company evaluates the results of its real estate operations. This adjustment was retrospectively applied to prior period(s) to conform with the current presentation.